Exhibit 99.1

                    CERTIFICATION BY CHIEF EXECUTIVE OFFICER

In connection with the annual report of Inter-Tel, Incorporated (the "Company") on Form 10-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), I, Steven G. Mihaylo, Chief Executive Officer of the Company, hereby certify as of the Date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 19, 2003

/s/ Steven G. Mihaylo
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Steven G. Mihaylo
Chief Executive Officer